Execution Version

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (this “Agreement”) is made as of the 1st day of October, 2013 (the “Effective Date”), by and between Trinity Place Holdings Inc., a Delaware corporation (the “Company”) and Matthew Messinger (“Executive”).

RECITALS

WHEREAS, the Company desires to employ Executive as President and Chief Executive Officer of the Company, subject to the terms and conditions of this Agreement, to provide services to the Company; and

WHEREAS, Executive desires to serve in that role as an officer of the Company.

NOW, THEREFORE, in consideration of the mutual covenants and premises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Executive hereby agree as follows:

ARTICLE I
employment and services

1.1.          Employment. Beginning on the “Closing Date” under the SPA (as defined below) (the “Start Date”), Executive shall be employed by the Company as its President and Chief Executive Officer.

1.2.          Duties. Executive’s duties shall be those which are usual and customary for a chief executive officer of a company the size and nature of the Company. Executive shall report directly and solely to the Company’s Board of Directors (the “Board”). Executive shall (i) devote substantially all of his working time and reasonable best efforts to the performance of his duties hereunder (excepting vacation time, holidays, sick days and periods of disability) to the duties required of him as Chief Executive Officer; (ii) use his reasonable best efforts to promote the interests of the Company and its constituencies; (iii) comply with all applicable laws, rules and regulations and with the Company’s certificate of incorporation and bylaws, as in effect from time to time, and all of the Company’s written policies, rules and/or regulations generally applicable to employees of the Company; and (iv) discharge his responsibilities in a diligent manner and in accordance with the lawful directives of the Board; provided, however, that this Section 1.2 shall not be interpreted as prohibiting Executive from managing Executive’s personal investments (so long as such investment activities are of a passive nature), engaging in charitable or civic activities, serving on corporate (if approved by the Board), civic or charitable boards or committees, delivering lectures, fulfilling speaking engagements or teaching at educational institutions, so long as such activities do not (a) materially interfere with the performance of Executive’s duties and responsibilities hereunder or (b) create a fiduciary conflict.

ARTICLE II
At-Will Employment

2.1.          At-Will Employment. Executive’s employment hereunder shall be “at-will” and his employment and this Agreement may be terminated by either Executive or the Company at any time subject to the terms and conditions of Article IV. Those obligations which by their terms survive the termination of this Agreement (including, without limitation, grants and vesting of RSU Awards under Section 3.2 of ARTICLE III, payments due Executive under ARTICLE IV, Executive covenants under ARTICLE V and the indemnification and insurance provisions set forth in ARTICLE VI) shall not be extinguished by the termination of this Agreement. On or prior to the third anniversary of the Start Date, provided Executive and the Company each desire to continue Executive’s employment as CEO of the Company thereafter, Executive and the Company shall endeavor to discuss a possible amendment or restatement of this Agreement on mutually agreeable terms and conditions.

ARTICLE III
compensation

3.1.          Base Salary; Discretionary Bonus; Equity Awards.

(a)          Base Salary. As compensation for services to be rendered pursuant to this Agreement, the Company shall pay Executive an annual salary of Seven Hundred Thousand dollars ($700,000) (the “Base Salary”), payable in accordance with the Company’s normal business practices for senior executives (including tax withholding), but in no event less frequently than monthly. The Base Salary shall be reviewed annually for increases and may be adjusted for increase but not decrease.

(b)          Discretionary Bonus. The Board may, in its sole discretion, award Executive a cash bonus, taking into account the performance of the Company and Executive for any particular year; provided, that Executive shall not be eligible to be paid any discretionary bonus during the first twelve months of his employment hereunder. Any such bonuses shall be payable within sixty (60) days after the end of the year to which such bonus relates.

3.2.          Equity Awards.

(a)          Subject to Executive’s continued employment with the Company on the applicable grant date (unless otherwise provided for in this Agreement), Executive shall be entitled to grants of restricted stock units (collectively, the “RSU Awards”) covering an aggregate of 2,178,570 shares of the common stock of the Company (“Common Stock”) pursuant to the terms and conditions set forth below and the restricted stock unit agreement substantially in the form attached hereto as Exhibit A (each, an “RSU Agreement”).

(i)          As a material inducement to Executive’s accepting employment with the Company, upon the effectiveness of the Company’s filing of its Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware (as contemplated by that certain Stock Purchase Agreement, dated as of October 1, 2013, by and among the Company and the Purchasers listed on Exhibit A thereto (the “SPA”)), Executive shall be granted a fully vested restricted stock unit award covering 250,000 shares (the “Inducement Award”). Subject to Executive’s satisfaction in full of all applicable withholding taxes, the shares subject to the Inducement Award will be distributed to Executive on the earlier of (i) the second anniversary of the date of grant and (ii) subject to Section 8.1, Executive’s termination of employment for any reason.

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(ii)         On or prior to March 31, 2014, Executive shall be granted a restricted stock unit award covering 476,190 shares, provided Executive has delivered to the Board a favorable resolution regarding the payment or deferral of payment to Syms and Filene’s Class 3 (Convenience Claims) and the Syms Unsecured Creditors in Syms Class 4 General Unsecured Claims and a credible plan with regard to the development, lease or sale of each of the Westbury and Paramus properties and any financing related to any such plan, in each case as determined in good faith by the Board and subject to the provisions set forth in subsection 3.2(a)(vii) below (the “3/31/2014A RSU Award”). If granted, the 3/31/2014A RSU Award shall vest in three equal annual installments beginning March 31, 2015 and ending March 31, 2017, subject to Executive’s continued employment on the applicable vesting dates other than as stated herein. Upon each vesting date, Executive’s withholding tax obligations shall be satisfied through the deduction of shares of Common Stock to which the Executive would otherwise be entitled under the applicable RSU Award; provided, however, that such shares may be used to satisfy not more than the Company’s minimum statutory withholding obligation (based on minimum statutory withholding rates for Federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income) (the “Net Share Settlement”) and the remaining shares of Common Stock subject to the 3/31/2014A RSU Award will be distributed to Executive within thirty (30) days (or on the sixtieth (60th) day in connection with the acceleration of vesting of any RSU Award upon a termination of employment) following each applicable vesting date, including any accelerated vesting date. Subject to subsection 3.2(a)(vii) below, in the event all of the applicable performance conditions applicable to the 3/31/2014A RSU Award are not achieved by March 31, 2014, Executive shall not be entitled to the grant of such 3/31/2014A RSU Award.

(iii)        On or prior to March 31, 2014, Executive shall be granted a second restricted stock unit award covering 363,095 shares provided that Executive has delivered to the Board a credible plan with regard to the development, lease or sale of the Trinity Place property and any financing related to any such plan, as determined in good faith by the Board and subject to the provisions set forth in subsection 3.2(a)(vii) below (the “3/31/2014B RSU Award”). If granted, 125,000 shares of the 3/31/2014B RSU Award shall vest in three equal annual installments beginning March 31, 2015 and ending March 31, 2017, subject to Executive’s continued employment on the applicable vesting dates other than as stated herein and, subject to Executive’s satisfaction in full of all applicable withholding taxes, the vested portion of the 125,000 shares of the 3/31/2014B RSU Award will be distributed to Executive upon the earlier of (i) the second anniversary of the applicable vesting date and (ii) subject to Sections 4.6 and 8.1, Executive’s termination of employment for any reason. The remaining 238,095 shares of the 3/31/2014B RSU Award shall vest in three equal annual installments beginning March 31, 2015 and ending March 31, 2017, subject to Executive’s continued employment on the applicable vesting dates other than as stated herein. Upon each vesting date, Executive’s withholding tax obligations with respect to these 238,095 shares of the 3/31/2014B RSU Award shall be satisfied through Net Share Settlement and the remainder of these shares will be distributed to Executive within thirty (30) days (or on the sixtieth (60th) day in connection with the acceleration of vesting of any RSU Award upon a termination of employment) following each applicable vesting date, including any accelerated vesting date. Subject to subsection 3.2(a)(vii) below, in the event all of the applicable performance condition(s) applicable to the 3/31/2014B RSU Award are not achieved by March 31, 2014, Executive shall not be entitled to the grant of such 3/31/2014B RSU Award.

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(iv)         On or prior to December 31, 2014, Executive shall be granted a restricted stock unit award covering 363,095 shares, provided Executive has delivered to the Board a favorable resolution regarding the payment or deferral of payment to Filene’s Class 4A and B General Unsecured (Short-Term) Claims and Filene’s Class 5A and B General Unsecured (Long-Term) Claims, a credible plan with regard to the development, lease or sale of each of the West Palm and Seacaucus properties and any financing related to any such plan, and a progress report on the resolution of the Trinity Place property as previously directed by the Board, each as determined in good faith by the Board and subject to the provisions set forth in subsection 3.2(a)(vii) below (the “12/31/2014 RSU Award”). If granted, 125,000 shares of the 12/31/2014 RSU Award shall vest in three equal annual installments beginning December 31, 2015 and ending December 31, 2017, subject to Executive’s continued employment on the applicable vesting dates other than as stated herein and, subject to Executive’s satisfaction in full of all applicable withholding taxes, the vested portion of the 125,000 shares of the 12/31/2014 RSU Award will be distributed to Executive upon the earlier of (i) the second anniversary of the applicable vesting date and (ii) subject to Sections 4.6 and 8.1, Executive’s termination of employment for any reason. The remaining 238,095 shares of the 12/31/2014 RSU Award shall vest in three equal annual installments beginning December 31, 2015 and ending December 31, 2017, subject to Executive’s continued employment on the applicable vesting dates other than as stated herein. Upon each vesting date, Executive’s withholding tax obligations with respect to these 238,095 shares of the 12/31/2014 RSU Award shall be satisfied through Net Share Settlement and the remainder of these shares will be distributed to Executive within thirty (30) days (or on the sixtieth (60th) day in connection with the acceleration of vesting of any RSU Award upon a termination of employment) following each applicable vesting date, including any accelerated vesting date. Subject to subsection 3.2(a)(vii) below, in the event all of the performance conditions applicable to the 12/31/2014 RSU Award are not achieved by December 31, 2014, as determined by the Board in good faith, Executive shall not be entitled to the grant of the 12/31/2014 RSU Award.

(v)          On or prior to March 31, 2015, Executive shall be granted a restricted stock unit award covering 363,095 shares (the “3/31/2015 RSU Award”). 125,000 shares of the 3/31/2015 RSU Award shall vest in three equal annual installments beginning March 31, 2016 and ending March 31, 2018, subject to Executive’s continued employment on the applicable vesting dates other than as stated herein and, subject to Executive’s satisfaction in full of all applicable withholding taxes, the vested portion of the 125,000 shares of the 3/31/2015 RSU Award will be distributed to Executive upon the earlier of (i) the second anniversary of the applicable vesting date and (ii) subject to Sections 4.6 and 8.1, Executive’s termination of employment for any reason. The remaining 238,095 shares of the 3/31/2015 RSU Award shall vest in three equal annual installments beginning March 31, 2016 and ending March 31, 2018, subject to Executive’s continued employment on the applicable vesting dates other than as stated herein. Upon each vesting date, Executive’s withholding tax obligations with respect to these 238,095 shares of the 3/31/2015 RSU Award shall be satisfied through Net Share Settlement and the remainder of these shares will be distributed to Executive within thirty (30) days (or on the sixtieth (60th) day in connection with the acceleration of vesting of any RSU Award upon a termination of employment) following each applicable vesting date, including any accelerated vesting date.

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(vi)         On or prior to December 31, 2015, upon payments of the Initial Majority Shareholder Payment and the Subsequent Majority Shareholder Payment on or prior to December 31, 2015, Executive shall be granted a restricted stock unit award covering 363,095 shares (the “12/31/2015 RSU Award”). If granted, 125,000 shares of the 12/31/2015 RSU Award shall vest in three equal annual installments beginning December 31, 2016 and ending December 31, 2018, subject to Executive’s continued employment on the applicable vesting dates other than as stated herein and, subject to Executive’s satisfaction in full of all applicable withholding taxes, the vested portion of the 125,000 shares of the 12/31/2015 RSU Award will be distributed to Executive upon the earlier of (i) the second anniversary of the applicable vesting date and (ii) subject to Sections 4.6 and 8.1, Executive’s termination of employment for any reason. The remaining 238,095 shares of the 12/31/2015 RSU Award shall vest in three equal annual installments beginning December 31, 2016 and ending December 31, 2018, subject to Executive’s continued employment on the applicable vesting dates other than as stated herein. Upon each vesting date, Executive’s withholding tax obligations with respect to these 238,095 shares of the 12/31/2015 RSU Award shall be satisfied through Net Share Settlement and the remainder of these shares will be distributed to Executive within thirty (30) days (or on the sixtieth (60th) day in connection with the acceleration of vesting of any RSU Award upon a termination of employment) following each applicable vesting date, including any accelerated vesting date. In the event the performance condition applicable to the 12/31/2015 RSU Award is not achieved by December 31, 2015, Executive shall not be entitled to the grant of the 12/31/2015 RSU Award. Capitalized terms used in this Section 3.2(a)(vi) but not defined herein shall have the meaning attributed to them by the Modified Second Amended Joint Chapter 11 Plan of Reorganization of Syms Corp. and its Subsidiaries, dated July 13, 2012 (the “Plan of Reorganization”).

(vii)        Notwithstanding any contrary provisions herein or elsewhere, with respect to any RSU Awards subject to performance conditions, Executive shall deliver to the Board the requisite favorable resolution or credible plan, as applicable, no later than thirty (30) days prior to the final grant date for such RSU Award provided for herein, and the Board shall either accept such resolution or plan, as applicable, in which case the relevant RSU Award shall be granted on the scheduled grant date, or reject such resolution or plan as being either unfavorable or not credible, as applicable, in which case the Board shall provide Executive with a detailed written explanation as to why such resolution and/or plan is, in the Board’s good faith opinion, unfavorable or not credible. Executive shall have forty-five (45) days from the receipt of such notice to cure such resolution or plan to the Board’s good faith satisfaction. For purposes of this Section 3.2, any “good faith” determination by the Board shall take into consideration the relevant time period available to Executive to satisfy the applicable performance conditions and any other reasonable factors that are not directly within Executive’s control

(b)          Change in Control. In the event Executive’s employment hereunder is terminated pursuant to Section 4.4 within sixty (60) days prior to or within twelve (12) months following a Change in Control, subject to Section 4.6 and to the extent Executive has not been granted all the RSU Awards, Executive shall be entitled to (i) the grant and immediate vesting of any RSU Award that has not been granted as of the date of termination and such award shall be immediately vested as of the date of termination and (ii) the payments due Executive under ARTICLE IV. If applicable, the provisions of subsection 3.2(b)(i) shall replace and supersede the provisions relating to RSU Awards contained in Section 4.4(c).

(i)          For purposes of this Agreement, “Change in Control” shall mean the first occurrence of any of the following events:

(A)         The consummation of a transaction or series of transactions whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended from time to time (the “Exchange Act”) (other than the Company, any of its parents or subsidiaries, an employee benefit plan maintained by the Company or any of its parents or subsidiaries, a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company, or any current stockholders who have filed a Schedule D or Schedule G with the Securities Exchange Commission) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than fifty percent (50%) of the total combined voting power of the Company's securities outstanding immediately after such acquisition; or

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(B)         The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions (it being understood that a sale of the Company’s properties pursuant to the Plan of Reorganization to pay obligations under such plan shall not constitute a Change in Control) or (z) the acquisition of assets or stock of another entity, in each case, other than a transaction:

(1)         Which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company's assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)), directly or indirectly, at least a majority of the combined voting power of the Successor Entity's outstanding voting securities immediately after the transaction, and

(2)         After which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 3.2(b)(i)(B)(2) as beneficially owning 50% or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction.

3.3.          Fringe Benefits. Executive shall be eligible to participate in all fringe benefits, perquisites, and such other benefit plans and arrangements as are made available generally to the Company’s senior executives and on terms and conditions no less favorable than those generally made available to other senior executives of the Company. The benefits described herein shall be subject to the applicable terms of the applicable plans and shall be governed in all respects in accordance with the terms of such plans as from time to time in effect. Nothing in this Section 3.3, however, shall require the Company to maintain any benefit plan or provide any type or level of benefits to its current or former employees, including Executive.

3.4.          Expenses. The Company shall reimburse Executive for any and all expenses reasonably incurred by Executive in performing Executive’s duties hereunder, including reasonable use of a car service to and from the Company’s Seacaucus office, upon submission by Executive of vouchers or receipts and in compliance with such rules and policies relating thereto as the Company may from time to time adopt. Executive agrees to promptly submit and document any reimbursable expenses in accordance with the Company’s expense reimbursement policies to facilitate the timely reimbursement of such expenses. In addition, without limiting the indemnification provisions set forth in ARTICLE VI, the Company shall also pay or reimburse Executive for all reasonable legal fees and other expenses incurred by him in connection with the review and negotiation of this Agreement up to Fourteen Thousand Five Hundred dollars ($14,500).

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ARTICLE IV
termination of eMPLOYment

4.1.          General. Executive’s employment hereunder and this Agreement may be terminated by the Company or Executive as provided in this ARTICLE IV. Upon a termination of Executive’s employment hereunder, unless requested otherwise by the Company, Executive shall resign each position (if any) that he then holds as an officer of the Company or as an officer or director of any of the Company’s affiliates. Upon any termination of Executive’s employment hereunder, Executive shall be entitled to receive the following:  (a) any accrued but unpaid Base Salary; (b) reimbursement for expenses incurred by Executive prior to the date of termination; (c) vested benefits, if any, to which Executive may be entitled under the Company’s employee benefit plans as of the date of termination; and (d) any additional amounts or benefits due under any applicable plan, program, agreement or arrangement of the Company or its affiliates (the amounts and benefits described in clauses (a) through (d) above, collectively, the “Accrued Benefits”).

4.2.          Death or Disability. Executive’s employment hereunder shall terminate automatically as of the date of Executive’s death, and the Company may, at its option, exercised by notice to Executive, terminate his employment in the event of Executive’s “Disability” (as hereinafter defined). In the event that Employee’s employment is terminated by reason of Executive’s death or Disability, the portion of any outstanding RSU Awards granted prior to the date of termination that would have vested during the 12-month period immediately following such termination, but for the fact of Executive’s termination by reason of his death or Disability, shall immediately vest and, subject to Section 8.1, become payable on the 60th day following the date of termination. In the event of termination for death or Disability, the Company shall have no further obligations or liabilities to Executive hereunder except for payment of his Accrued Benefits and as set forth in the preceding sentence. For purposes of this Agreement, the term “Disability” means any physical or mental illness, disability or incapacity which, in the good faith determination of a qualified, independent physician selected and paid by the Company, prevents Executive from performing the essential functions of the President and Chief Executive Officer for a period of not less than ninety (90) consecutive days (or for shorter periods totaling not less than one hundred and twenty days in any 365-day period).

4.3.          Cause. The Company may, at its option, exercised by notice to Executive, terminate his employment for “Cause” (as hereinafter defined) when Cause exists, which notice will include a statement of the anticipated date of termination and a detailed basis for such termination for Cause. In the event of termination for Cause, the Company shall have no further obligations to Executive hereunder except for payment of Accrued Benefits. For purposes of this Agreement, the term “Cause” means: (a) any felony criminal conviction of Executive; (b) any willful failure of Executive to substantially perform his duties (other than as a result of Executive’s Disability) which failure continues for more than ten business days after a written demand for performance is delivered to Executive by the Board, which demand specifically identifies the alleged failure to perform; (c) a willful act of fraud or dishonesty by Executive in the performance of his duties that has an impact on the financial reporting of the Company; or (d) a willful and material breach of any of the provisions of ARTICLE V. For purposes of this Section 4.3, no act, or failure to act, by Executive will be considered “willful” unless it is done, or omitted to be done, by Executive in bad faith or without reasonable belief that the action or omission was in the best interests of the Company. Notwithstanding anything herein to the contrary, Executive shall not be deemed to have been terminated for Cause without an opportunity for him, together with his counsel, to be heard before the Board during the ten business day period preceding the anticipated date of termination. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by Executive in good faith and in the best interests of the Company and shall not be a basis for a termination for Cause.

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4.4.          Termination Other Than For Cause or For Good Reason. In the event the Company terminates Executive’s employment other than for Cause, death or Disability or if Executive terminates employment for “Good Reason”, subject to Section 4.6, Executive shall be entitled to (a) a lump sum payment of six months Base Salary for each full twelve month period employed hereunder (the “Severance Amount”), provided that the minimum Severance Amount shall be $350,000 and the maximum Severance Amount shall be $1,400,000, payable on the 60th day following termination of employment, (b) acceleration of vesting of any unvested RSU Awards that have been granted as of the date of termination and acceleration of vesting of any other equity awards that have been granted as of the date of termination, (c) to the extent Executive has not been granted all the RSU Awards set forth in Section 3.2, the grant and immediate vesting of restricted stock units covering 363,095 shares of Common Stock (839,285 shares of Common Stock if such termination occurs prior to March 31, 2014) and (d) for eighteen (18) months after the date of termination, payment of an amount equal to the monthly premium for COBRA continuation coverage under the Company’s health, dental and vision plans. In connection with a Change in Control, subsection (c) in the immediately preceding sentence shall be replaced and substituted by the provisions of Section 3.2(b)(i), if applicable. For the avoidance of doubt, except as otherwise provided herein and in Section 3.2(b)(i), Executive shall not have any right to the grant, vesting or payment of any RSU Awards that have not been granted as of the date of termination. For purposes of this Agreement, “Good Reason” shall mean the occurrence, without the express prior written consent of Executive, of any of the following events: (i) the failure by the Company to pay Executive any portion of Executive’s Base Salary within ten (10) days of the date such compensation is due or failure to grant any RSU Awards or deliver related shares as set forth herein; (ii) any reduction in Base Salary; (iii) any material diminution or adverse change by the Company to Executive’s title, position, authority or reporting relationship with the Company; (iv) the relocation of Executive’s principal location of employment to a location more than thirty (30) miles from his principal location of employment as of the Effective Date, except for required travel for Company business; or (v) any material breach by the Company of any of its obligations to Executive in this Agreement or in any RSU Agreement. Notwithstanding the foregoing, “Good Reason” to terminate Executive’s employment shall not exist unless (x) a written notice has first been delivered to the Board by Executive, which notice (1) specifically identifies the event(s) Executive believes constitutes Good Reason and (2) provides thirty (30) days from the date of such notice for the Company to cure such circumstances and (y) the Company has failed to timely cure such circumstances. If the Company fails to timely cure such circumstances in accordance with the foregoing, Executive’s employment hereunder shall thereupon be terminated for Good Reason. If any notice to the Board shall not have been delivered by Executive within ninety (90) days following the date Executive becomes aware of the purported existence of a Good Reason event, then any purported termination of Executive’s employment relating to the applicable event shall not be a termination for Good Reason, under this Agreement.

4.5.          Voluntary Termination without Good Reason. Executive may, at his option, upon at least thirty (30) days’ prior written notice to the Company, terminate his employment hereunder without Good Reason, in which case, Executive shall only be entitled to the Accrued Benefits.

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4.6.          Release of Claims. Payment of the Severance Amounts and/or the accelerated vesting and payment of the RSU Awards specified in Sections 3.2(b) and 4.4 shall be contingent on Executive’s execution of a release, in the form attached hereto as Exhibit B (the “Release”), and the lapse of any statutory period for revocation, and such Release becoming effective in accordance with its terms on or before the sixtieth (60th) day following the date of termination. Any severance benefit to which Executive otherwise would have been entitled during such sixty (60) day period shall, subject to Section 8.1, be paid or distributed by the Company in full arrears on the sixtieth (60th) day following Executive’s date of termination or such later date as is required to avoid the imposition of additional taxes under Section 409A of the Internal Revenue Code (“Section 409A”). Failure to satisfy the conditions of this Section 4.6 shall result in the forfeiture of the Severance Amount, payment of the COBRA premiums, and the accelerated grant, vesting and/or payment of the RSU Awards specified in Sections 3.2(b) and 4.4.

ARTICLE V
executive COVENANTS

5.1.          Confidential Information. Other than in the course of Executive’s good faith performance of Executive’s duties for the benefit of the Company, Executive agrees to keep secret and retain in the strictest confidence all confidential or proprietary matters which relate to the Company or any of its affiliates learned by Executive in the course of providing services hereunder (except for disclosures that are approved by the Board, that are required by any governmental or judicial authority, or that are made in the ordinary course of the Company’s business). Such confidential or proprietary information includes, but is not limited to, market information, financial information, operating information, processes, formulae, trade secrets, information relating to the business, properties and prospects, pricing information, marketing plans, current strategies, intellectual property, and contractual relationships; provided, however, there shall be no obligation hereunder with respect to, information that (i) is generally available to the public on or prior to the Effective Date, (ii) becomes generally available to the public other than as a result of a disclosure not otherwise permissible hereunder, or (iii) is required to be disclosed by law, regulation, court order or other legal process and Executive gives the Company prompt written notice of the receipt thereof to the extent reasonably possible and the opportunity to seek a protective order. Upon request by the Company at any time (including, without limitation, at or following termination of employment), Executive agrees to deliver promptly to the Company all memoranda, notes, records, reports, manuals, drawings, designs, computer files in any media and other documents (and all copies) relating to the business of the Company or any of its affiliates Executive has under his control; provided, however, that Executive may retain or make copies of any memoranda, notes, records, reports, manuals, drawings, designs, computer files which may reasonably be necessary for his tax and other personal financial affairs and for him to be reasonably able to protect and enforce his rights under this Agreement.

5.2.          Disparaging Comments. Executive agrees not to make critical, negative or disparaging remarks about the Company or any of its affiliates, including, but not limited to, comments about any of its assets, services, management, business or employment practices; provided, that the foregoing will not prevent Executive from (i) making any truthful statement to the extent, but only to the extent (x) necessary with respect to any litigation, arbitration or mediation involving this Agreement, including, but not limited to, the enforcement of this Agreement, in the forum in which such litigation, arbitration or mediation properly takes place or (y) required by law, legal process or by any court, arbitrator, mediator or administrative or legislative body (including any committee thereof) with apparent jurisdiction over Executive, (ii) making any statements in the good faith performance of Executive’s duties to the Company and (iii) rebutting any statements made by the Company or its affiliates or their respective officers, directors, employees or other service providers.

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5.3.          Non-Competition. During Executive’s employment hereunder, and, in the event Executive’s employment is terminated pursuant to Sections 4.3, 4.4 or 4.5, for a period of one (1) year following termination of employment, Executive will not, directly or indirectly, through any affiliated entities or otherwise, invest in, own, manage, operate, finance, control, or participate in the ownership, management, operation, financing, or control of, be employed by, associated with, or in any manner connected with, lend Executive’s name or any similar name to, lend Executive’s credit to, or render services or advice to, any “Competitive Business”; provided, that, (i) Executive (together with his affiliated entities) may purchase or otherwise acquire a passive investment in the aggregate up to (but not more than) two percent (2%) of the equity securities of a company conducting a Competitive Business (but without Executive otherwise participating in the activities of such company) if such securities are listed on a national securities exchange and (ii) Executive may provide services to a subsidiary, division or unit of any entity engaged in a “Competitive Business” where less than five percent (5%) of the gross operating revenues in the prior fiscal year of such competitive entity (at the date of commencement of employment with such entity) were received from any “Competitive Business” or where less than five percent (5%) of the total assets of such competitive entity are utilized in any “Competitive Business”, whichever is greater, and so long as Executive does not provide material services to such subsidiary, division or unit. For purposes of this Agreement “Competitive Business” shall mean any business engaged in any real estate development or leasing project anywhere in lower Manhattan in the City of New York City (i.e., below Chambers Street).

5.4.          Non-Solicitation. For a period of one (1) year following termination of employment for any reason, Executive will not, directly or indirectly, through any affiliated entities or otherwise, (a) induce or attempt to induce any employee of the Company to leave the employ of the Company or terminate his or her relationship with the Company other than through general advertising which is not specifically targeted to such employees, (b) in any way interfere with the relationship between the Company and any such employee, (c) induce or attempt to induce any customer, supplier, licensee, or business relation of the Company to cease doing business with the Company, or (d) in any way interfere with the relationship between the Company and any such customers, suppliers, licensees, or business relations. Notwithstanding the foregoing, the restrictions in this Section 5.4 shall not apply with regard to (i) general solicitations that are not specifically directed to employees of the Company or any affiliate, (ii) serving as a reference at the request of an employee or (iii) actions taken in the good faith performance of Executive’s duties for the benefit of the Company.

5.5.          Enforcement. If Executive commits a material breach of any of the provisions of Sections 5.1 through 5.4, the Company will be entitled to any or all of the following remedies: (i) to seek injunctive or other equitable relief to restrain any breach or threatened breach or otherwise to specifically enforce the provisions of Sections 5.1 through 5.4 (without being required to post a bond or any other security in connection with seeking such injunctive or equitable relief), it being agreed that money damages alone would be inadequate to compensate the Company and would be an inadequate remedy for such breach; and (ii) any other rights and remedies the Company may have pursuant to applicable laws.

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ARTICLE VI
indemnification

6.1.          Indemnification Generally. The Company shall indemnify and hold harmless Executive, to the fullest extent permitted by Delaware law as it presently exists or may hereafter be amended, to the extent he is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he has entered into this Agreement or that he is or was serving as an officer (including, without limitation, to the extent that he is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise, nonprofit entity or other entity, including service with respect to employee benefit plans), against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by him. Notwithstanding the preceding sentence, except as otherwise provided in Section 6.3 with respect to an action brought by Executive to recover an unpaid indemnification or advancement claim to which he is entitled, the Company shall be required to indemnify Executive in connection with a Proceeding (or part thereof) commenced by him only if the commencement of such Proceeding (or part thereof) by him was authorized in the specific case by the Board.

6.2.          Advancement of Expenses. The Company shall to the fullest extent not prohibited by Delaware law pay the reasonable expenses (including attorneys’ fees) incurred by Executive in defending any Proceeding in advance of its final disposition; provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by Executive to repay all amounts advanced if it should be ultimately determined that he is not entitled to be indemnified hereunder.

6.3.          Unpaid Claims. If a claim for indemnification under this ARTICLE VI (following the final disposition of such Proceeding) is not paid in full within sixty days after the Company has received a claim therefor by Executive, or if a claim for any advancement of expenses under this ARTICLE VI is not paid in full within thirty days after the Company has received a statement or statements requesting such amounts to be advanced, Executive shall thereupon (but not before) be entitled to file suit to recover the unpaid amount of such claim. If successful in whole or in part, Executive shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by law. In any such action, the Company shall have the burden of proving that Executive is not entitled to the requested indemnification or advancement of expenses under applicable law.

6.4.          Insurance. For a period of six (6) years following Executive’s termination of employment, the Company or any successor to the Company shall purchase and maintain, at its own expense, directors’ and officers’ liability insurance providing coverage to Executive on terms that are no less favorable than the coverage provided to any other senior executives of the Company.

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ARTICLE VII
COMPANY COVENANTs

7.1.          Reservation of Equity Pool. In connection with a future transaction or series of transactions whereby the Company sells equity securities of the Company to any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (the “Future Equity Sale”), it being understood that the transactions contemplated by the SPA shall not constitute a Future Equity Sale, the Company hereby covenants that it shall, immediately following the closing of a Future Equity Sale, reserve a pool of shares of Common Stock for the grant of equity awards to key employees of the Company, including Executive.

7.2.          Executive Equity Awards. Upon closing of a Future Equity Sale, the Company shall consider making a new equity award to Executive which award will take into account the terms and conditions of the Future Equity Sale. The new equity award shall endeavor to maintain Executive’s ownership interest in the Company at a meaningful and material level.

7.3.          Registration. In the event that the Company files a shelf registration statement or other resale registration statement with the Securities and Exchange Commission, it shall include Executive as a selling shareholder with respect to the equity he has been granted to date, and also with respect to equity that he will be granted in the future (in each case to the extent that it is eligible to be included on such registration statement), subject to reasonable and customary terms and conditions applicable to re-sales by a corporate officer.

ARTICLE VIII
miscellaneous

8.1.          Section 409A. Anything in this Agreement to the contrary notwithstanding, if at the time of Executive’s separation from service within the meaning of Section 409A, the Company determines that Executive is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i), then to the extent any payment or benefit that Executive becomes entitled to under this Agreement on account of Executive’s separation from service would be considered “non-qualified deferred compensation” otherwise subject to the twenty percent (20%) additional tax imposed pursuant to Section 409A(a) as a result of the application of Section 409A(a)(2)(B)(i), such payment shall not be payable and such benefit shall not be provided until the date that is the earlier of (A) six months and one day after Executive’s separation from service, or (B) Executive’s death (the “Delay Period”). Upon the expiration of the Delay Period, all payments and benefits delayed pursuant to this Section 8.1 (whether they would have otherwise been payable in a single sum or in installments in the absence of such delay) shall be paid or reimbursed on the first business day following the expiration of the Delay Period to Executive in a lump sum (without interest) and any remaining payments and benefits due under this Agreement shall be paid or provided in accordance with the normal payment dates specified for them herein.

(a)          All in-kind benefits provided and expenses eligible for reimbursement under this Agreement shall be provided by the Company or incurred by Executive during the time periods set forth in this Agreement. All reimbursements shall be paid as soon as administratively practicable, but in no event shall any reimbursement be paid after the last day of the taxable year following the taxable year in which the expense was incurred. The amount of in-kind benefits provided or reimbursable expenses incurred in one taxable year shall not affect the in-kind benefits to be provided or the expenses eligible for reimbursement in any other taxable year (except for any lifetime or other aggregate limitation applicable to medical expenses). Such right to reimbursement or in-kind benefits is not subject to liquidation or exchange for another benefit.

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(b)          To the extent that any payment or benefit described in this Agreement constitutes “non-qualified deferred compensation” under Section 409A, and to the extent that such payment or benefit is payable upon Executive’s termination of employment, then such payments or benefits shall be payable only upon Executive’s “separation from service.” The determination of whether and when a separation from service has occurred shall be made in accordance with the presumptions set forth in Treasury Regulation Section 1.409A-1(h).

(c)          The parties intend that this Agreement will be administered in accordance with Section 409A. To the extent that any provision of this Agreement is ambiguous as to its compliance with Section 409A, the provision shall be read in such a manner so that all payments hereunder comply with Section 409A. Each payment pursuant to this Agreement is intended to constitute a separate payment for purposes of Treasury Regulation Section 1.409A-2(b)(2). The parties agree that this Agreement may be amended, as reasonably requested by either party, and as may be necessary to fully comply with Section 409A and all related rules and regulations in order to preserve the payments and benefits provided hereunder without additional cost to either party.

(d)          The Company makes no representation or warranty and shall have no liability to Executive or any other person if any provisions of this Agreement are determined to constitute deferred compensation subject to Section 409A but do not satisfy an exemption from, or the conditions of, such Section.

8.2.          No Mitigation or Offset. In the event of any termination of Executive’s employment hereunder, Executive shall be under no obligation to seek other employment or take any other action to otherwise mitigate the amounts payable to Executive or any obligations of the Company under this Agreement, and there shall be no offset against amounts due Executive under this Agreement on account of future earnings by Executive or as a result of employment by a subsequent employer. The Company’s obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against Executive or others.

8.3.          Voluntary Nature. Executive represents, warrants and acknowledges that he is voluntarily agreeing to the provision of services pursuant to this Agreement and that he has agreed to provide such services. Executive has been urged to, and hereby represents, warrants and acknowledges that he has had the opportunity to, obtain the advice of his own attorney prior to executing and delivering this Agreement.

8.4.          Notice. Any notice required or permitted to be given under this Agreement shall be sufficient if it is in writing and is delivered in person or sent by overnight courier to, addressed as follows:

If to Executive:

At the address (or to the email address) shown on the records of the Company.

with a copy to (which copy will not constitute notice):

Proskauer Rose LLP
Eleven Times Square
New York, New York 10036-8299
Attn: James E. Gregory, Esq.

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If to the Company:

Trinity Place Holdings Inc.
One Syms Way
Secaucus, New Jersey 07094
Attn: Chief Financial Officer

with copies to (which copies will not constitute notice):

Trinity Place Holdings Inc.
One Syms Way
Secaucus, New Jersey 07094
Attn: Independent Director

Munger Tolles & Olson LLP
355 South Grand Avenue
Los Angeles, California 90071
Attn: Brett J. Rodda, Esq.

Notice shall be deemed effective upon receipt if made by personal delivery or upon deposit if sent by overnight courier.

8.5.          Non-Assignability. Neither of the parties hereto shall have the right to assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party.

8.6.          Applicable Law. Except for the indemnification provisions set forth in ARTICLE VI, which shall be governed by Delaware law without giving effect to the conflict of law rules thereof, this Agreement and the relationship of the parties in connection with the subject matter of this Agreement shall be construed and enforced according to the laws of the State of New York without giving effect to the conflict of law rules thereof.

8.7.          Effect of Prior Agreements. This Agreement contains the full and complete agreement of the parties relating to the employment of Executive’s service as President and Chief Executive Officer, and supersedes all prior agreements, arrangements or understandings, whether written or oral, relating thereto with the Company or any of its affiliates. This Agreement may not be amended, modified or supplemented and no provision or requirement may be waived except by written instrument signed by the party to be charged.

8.8.          Severability. Wherever possible, each provision of this Agreement will be interpreted in a manner to be effective and valid, but if any provision is held invalid or unenforceable by any court of competent jurisdiction, then such provision will be ineffective only to the extent of such invalidity or unenforceability, without invalidating or affecting in any manner the remainder of such provision or the other provisions of this Agreement.

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8.9.          Absence of Waiver. The failure to enforce at any time any of the provisions of this Agreement or to require at any time performance by the other party of any of the provisions hereof shall in no way be construed to be a waiver of such provisions or to affect either the validity of this Agreement or any part hereof or the right of either party thereafter to enforce each and every provision in accordance with the terms of this Agreement.

8.10.         Arbitration. Any dispute, disagreement or other question arising under this Agreement or the interpretation thereof shall be settled by final and binding arbitration before a single JAMS arbitrator under the Streamlined Arbitration Rules & Procedures of JAMS, then in effect, and judgment upon the award may be entered in any court having jurisdiction thereof. The Company shall be responsible for paying the fees and costs of the arbitrator along with other arbitration-specific fees; provided, however, that the responsibility for the fees and costs may be re-allocated by the arbitrator.

8.11.         Third Party Beneficiaries. This Agreement is not intended to confer any benefits upon anyone other than the parties hereto.

8.12.         Withholding. The Company may withhold from any amounts payable under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

8.13.         Construction. This Agreement shall be construed without regard to the party or parties responsible for the preparation of the same and shall be deemed to have been prepared jointly by the parties hereto. Any ambiguity or uncertainty existing herein shall not be interpreted against either party, but according to the application of other rules of contract interpretation, if any ambiguity or uncertainty exists.

8.14.         Counterparts. This Agreement may be executed by facsimile and in counterparts, each of which shall constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank.]

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IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

TRINITY PLACE HOLDINGS INC.

By:	/s/ Richard Pyontek
Name: Richard Pyontek
Title: Chief Financial Officer, Treasurer and Secretary

Matthew Messinger

/s/ Matthew Messinger

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EXHIBIT A

FORM OF RESTRICTED STOCK UNIT AGREEMENT

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TRINITY PLACE HOLDINGS INC.

RESTRICTED STOCK UNIT AGREEMENT

This Restricted Stock Unit Agreement (this “Agreement”), entered into as of [insert date] (the “Grant Date”), by and between Matthew Messinger (the “Executive”) and Trinity Place Holdings Inc. (the “Company”).

WITNESSETH THAT:

WHEREAS, the Company and Executive entered into that certain Employment Agreement made as of the 1st day of October, 2013 (the “Employment Agreement”), which provides for the grant of restricted stock units covering shares of common stock of the Company (“Common Stock”), which is incorporated into and forms a part of this Agreement;

NOW, THEREFORE, IT IS AGREED, by and between the Company and Executive as follows:

1.          Award. The Company hereby grants to Executive, and Executive hereby accepts, an award (the “Restricted Stock Units Award”) of [insert number of restricted stock units] restricted stock units (“Restricted Stock Units”). Each Restricted Stock Unit represents the right to receive one share of Common Stock, upon the terms and subject to the conditions set forth in this Agreement.

2.          Rights as Stockholder. Except as otherwise provided herein, Executive shall not have any rights of a stockholder with respect to the Restricted Stock Units until shares of Common Stock are distributed to him in settlement of such Restricted Stock Units.

3.          Vesting. [The Restricted Stock Units shall be fully vested as of the Grant Date].1 [The Restricted Stock Units shall vest in three equal annual installments beginning [insert date] and ending [insert date], subject to Executive’s continued employment on the applicable vesting dates. In the event Executive’s employment is terminated pursuant to Sections 3.2(b) or 4.4 of the Employment Agreement, unvested Restricted Stock Units shall vest in accordance with Section 4.4(b) of the Employment Agreement.]

4.          Settlement.

(a)          [Subject to Paragraph 9, the Restricted Stock Units shall be distributed upon the earlier of (i) the second anniversary of the Grant Date and (ii) subject to Section 8.1 of the Employment Agreement, Executive’s termination of employment.]2

1 Vesting schedule for Inducement Award only.

2 Payment schedule for Inducement Award only.

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[Subject to Paragraph 9, the Restricted Stock Units that vest in accordance with Paragraph 3 on each vesting date shall be distributed within thirty (30) days (or on the sixtieth (60th) day in connection with the acceleration of vesting of the Restricted Stock Units upon a termination of employment) following the applicable vesting date.]3

[Subject to Paragraph 9, 125,000 shares of the Restricted Stock Units that vest in accordance with Paragraph 3 on each vesting date shall be distributed upon the earlier of (i) the second anniversary of the applicable vesting date and (ii) subject to Sections 4.6 and 8.1 of the Employment Agreement, Executive’s termination of employment.]4

(b)          [Subject to Paragraph 9, the remaining 238,095 shares of the Restricted Stock Units that vest in accordance with Paragraph 3 on each vesting date shall be distributed within thirty (30) days (or on the sixtieth (60th) day in connection with the acceleration of vesting of the Restricted Stock Units upon a termination of employment) following the applicable vesting date.]5

5.          Termination of Employment. Upon Executive’s termination of employment with the Company, Executive shall forfeit any then unvested Restricted Stock Units (after giving effect to any accelerated vesting provided for in Paragraph 3) and such Restricted Stock Units will be cancelled for no value.

6.          Adjustments to Shares. In the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares or other similar transaction), the Board of Directors of the Company (the “Board”) shall adjust Restricted Stock Units to preserve the benefits or potential benefits thereof by adjusting the number and kind of shares subject to the Restricted Stock Unit Award.

7.          Section 409A. The provisions of Section 8.1 of the Employment Agreement are hereby incorporated by reference.

8.          Certificates; Cash in Lieu of Fractional Shares. To the extent that this Agreement provides for issuance of certificates to reflect the payment of the Restricted Stock Unit Award, the transfer of such shares may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the rules of any securities exchange or similar entity. In lieu of issuing a fraction of a share of Common Stock pursuant to this Agreement, the Company may pay to Executive an amount in cash equal to the fair market value of such fractional share

3 Payment schedule for 3/31/2014A RSU Award.

4 Payment schedule for 125,000 shares of 3/31/2014B RSU Award, 125,000 shares of 12/31/2014 RSU Award, 125,000 shares of 3/31/2015 RSU Award and 125,000 shares of 12/31/2015 RSU Award.

5 Payment schedule for 238,095 shares of the 3/31/2014B RSU Award, 238,095 shares of 12/31/2014 RSU Award, 238,095 shares of 3/31/2015 RSU Award and 238,095 shares of 12/31/2015 RSU Award.

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9.          Withholding. At the time Executive recognizes taxable income with respect to the Restricted Stock Units, Executive shall pay an amount equal to the taxes the Company determines it is required to withhold under applicable tax laws with respect thereto. Executive may satisfy the foregoing requirement (i) by making a payment to the Company in cash, (ii) by delivering already owned unrestricted shares of Common Stock or (iii) by having the Company withhold a number of shares of Common Stock in which Executive is otherwise entitled under this Agreement (each of (ii) or (iii), “Share Settlement”); provided that Share Settlement shall only be permitted if it is provided for in the Employment Agreement or in satisfaction of applicable employment taxes (but not income taxes), and, if it is not so provided or in satisfaction of applicable employment taxes, then Share Settlement shall require the approval of the Board, which approval shall not be unreasonably withheld after taking into account the liquidity of the Common Stock and the Company’s available cash reserves at the time of withholding; and, provided further, that such shares may be used to satisfy not more than the Company’s minimum statutory withholding obligation (based on minimum statutory withholding rates for Federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). Subject to applicable law, and provided there are no adverse accounting consequences to the Company, if available cash reserves are inadequate to permit share delivery and/or withholding at the time Executive recognizes taxable income with respect to the Restricted Stock Units, but such cash reserves become adequate within the ninety (90) day period immediately thereafter, Executive shall be permitted to deliver to the Company for cash payment shares of Common Stock during such 90 day period in an amount not to exceed Executive’s initial payment obligations pursuant to the first sentence of this section (it being understood that this sentence is not intended to change or otherwise alter the timing of such initial payment obligation).

10.         Nontransferability. Neither the Restricted Stock Units nor any interest or right therein or part thereof may be sold, assigned, transferred, pledged or otherwise encumbered in any manner otherwise than by will or by the laws of descent or distribution.

11.         Registration. The provisions of Section 7.3 of the Employment Agreement are hereby incorporated by reference.

12.         Protections Against Violations of Agreement. No purported sale, assignment, mortgage, hypothecation, transfer, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any of the Restricted Stock Units by any holder thereof in violation of the provisions of this Agreement or the Company’s certificate of incorporation or bylaws, will be valid, and the Company will not transfer any shares resulting from the settlement of Restricted Stock Units on its books nor will any of such shares be entitled to vote, nor will any dividends be paid thereon, unless and until there has been full compliance with such provisions to the satisfaction of the Company. The foregoing restrictions are in addition to and not in lieu of any other remedies, legal or equitable, available to enforce such provisions

13.         Representations. Executive has reviewed with his own tax advisors the applicable tax (U.S., state, and local) consequences of the transactions contemplated by this Agreement. Executive is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Executive understands that he (and not the Company) shall be responsible for any tax liability that may arise as a result of the transactions contemplated by this Agreement.

14.         Investment Representation. Executive hereby represents and warrants to the Company that Executive, by reason of Executive’s business or financial experience (or the business or financial experience of Executive’s professional advisors who are unaffiliated with and who are not compensated by the Company or any affiliate or selling agent of the Company, directly or indirectly), has the capacity to protect Executive’s own interests in connection with the transactions contemplated under this Agreement.

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15.         Heirs and Successors. This Agreement shall be binding upon, and inure to the benefit of, the Company and its successors and assigns, and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company’s assets and business. If any benefits deliverable to Executive under this Agreement have not been delivered at the time of Executive’s death, such benefits shall be delivered to the beneficiary or beneficiaries designated by Executive in a writing filed with the Company in such form and at such time as the Company shall require. If a deceased Executive fails to designate a beneficiary, or if the designated beneficiary does not survive Executive, any benefits distributable to Executive shall be distributed to the legal representative of the estate of Executive.

16.         Administration. The authority to manage and control the operation and administration of this Agreement shall be vested in the Board, and the Board shall have all powers with respect to this Agreement. Any interpretation of the Agreement by the Board and any decision made by it with respect to the Agreement is final and binding on all persons.

17.         Employment Agreement Governs. Notwithstanding anything in this Agreement to the contrary, the terms of this Agreement shall be subject to the terms of the Employment Agreement. To the extent there is any inconsistency or conflict between the terms hereof and the terms of the Employment Agreement, the terms of the Employment Agreement shall govern.

18.         Not An Employment Contract or Contract of Continued Service. The grant of Restricted Stock Units pursuant to this Agreement will not confer on Executive any right with respect to continuance of employment or other service with the Company or any affiliate, nor will it interfere in any way with any right the Company or any affiliate would otherwise have to terminate or modify the terms of such Executive’s employment or other service at any time.

19.         Amendment. This Agreement may be amended by written agreement of Executive and the Company.

20.         Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

21.         Applicable Law. The provisions of this Agreement shall be construed in accordance with the laws of the State of New York without giving effect to the conflict of law rules thereof

22.         Entire Agreement. The Employment Agreement and this Agreement constitute all of the terms with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Executive with respect to the subject matter hereof.

[Remainder of page intentionally left blank]

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Execution Version

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

Trinity Place Holdings Inc.

By:
Name: Richard Pyontek
Title: Chief Financial Officer, Treasurer and Secretary

By accepting this Agreement, Executive acknowledges that he has received and read, and agrees that this Restricted Stock Unit Award shall be subject to, the terms of this Agreement.

Matthew Messinger

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EXHIBIT B

RELEASE

For good and valuable consideration, the undersigned, on behalf of himself, his descendants, dependents, heirs, executors, administrators, personal representatives, successors and assigns, and each of them, hereby releases, discharges and covenants not to sue Trinity Place Holdings Inc., a Delaware corporation (the “Company”), its subsidiaries and other affiliates, past and present, and each of them, as well as its and their directors, officers, agents, attorneys, insurers, employees, stockholders, representatives, successors and assigns, past and present, and each of them (the “Releasees”) with respect to and from any and all claims, fees, wages, demands, rights, liens, agreements, contracts, covenants, actions, suits, causes of action, obligations, debts, costs, expenses, attorneys’ fees, damages, judgments, orders and liabilities of whatever kind or nature in law, equity or otherwise, whether now known or unknown, suspected or unsuspected, and whether or not concealed or hidden, that he may own or hold or that he at any time owned or held or may in the future hold against any or all of the Releasees, based on, in connection with, arising out of or related to anything occurring or omitted on or prior to the date hereof, including without limitation any claim under the Civil Rights Act of 1866, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Family and Medical Leave Act, and any other claim for severance pay, bonus or incentive pay, sick leave, vacation pay, life insurance, health or medical insurance, medical expenses, or any other fringe benefit.  The undersigned will defend, indemnify and hold harmless the Company and the Releasees from and against any claim (including the payment of attorneys’ fees and costs actually incurred whether or not litigation is commenced) that is directly or indirectly based on, in connection with, arising out of or related to any assignment or purported assignment of any claim or matter released by the undersigned to any other person or entity.

Notwithstanding anything to the contrary contained herein, this general release does not extend to (i) any right to indemnification that the undersigned may have under Article Ninth of the Company's Certificate of Incorporation, (ii) any rights which survive the termination of the Employment Agreement made as of the 1st day of October, 2013 by and between Trinity Place Holdings Inc. and Matthew Messinger as set forth in Section 2.1 thereof, (iii) any rights, remedies or claims the undersigned may have to receive vested amounts under any employee benefit plans and/or pension plans or programs, (iv) the undersigned’s rights to medical benefit continuation coverage, on a self-pay basis, pursuant to federal law (COBRA), (v) any rights the undersigned may have to obtain contribution as permitted by law in the event of entry of judgment against the undersigned as a result of any act or failure to act in his capacity as an employee of the Company for which the Company (or any affiliate) and the undersigned are jointly liable and (vi) any rights undersigned has as a continuing or former shareholder, member, partner or participant in the Company or any related entity or investment.

In connection with the matters released above, the undersigned specifically waives, to the fullest extent permitted by law, any benefit of any statutory or non-statutory law or public policy of any jurisdiction providing that a general release does not extend to claims which a creditor does not know or suspect to exist in his or its favor at the time of executing the release.  The undersigned acknowledges and agrees that the release contained herein is intended to release any and all unknown claims and that he is hereby knowingly and voluntarily waiving any such legal or public policy benefits to the fullest extent permitted by law.

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In accordance with the Older Workers Benefit Protection Act of 1990, the undersigned is hereby advised as follows:

(A)         THE UNDERSIGNED HAS THE RIGHT TO CONSULT WITH AN ATTORNEY BEFORE SIGNING THIS RELEASE;

(B)         THE UNDERSIGNED HAS TWENTY-ONE (21) DAYS TO CONSIDER THIS RELEASE BEFORE SIGNING IT; AND

(C)         THE UNDERSIGNED HAS SEVEN (7) DAYS AFTER SIGNING THIS RELEASE TO REVOKE THIS RELEASE, AND THIS RELEASE WILL BECOME EFFECTIVE UPON THE EXPIRATION OF THAT REVOCATION PERIOD.

The undersigned represents and warrants that there has been no assignment or other transfer of any interest in any claim released herein which the undersigned may have against Releasees, or any of them, and the undersigned agrees to indemnify and hold Releasees, and each of them, harmless from any liability, claims, demands, damages, costs, expenses and attorneys’ fees incurred by Releasees, or any of them, as the result of any such assignment or transfer or any rights or claims under any such assignment or transfer.  It is the intention of the parties that this indemnity does not require payment as a condition precedent to recovery by the Releasees against the undersigned under this indemnity.

The undersigned further understands and agrees that neither the payment of any sum of money nor the execution of this Release shall constitute or be construed as an admission of any liability whatsoever by the Releasees, or any of them, who have consistently taken the position that they have no liability whatsoever to the undersigned.

IN WITNESS WHEREOF, the undersigned has executed this Release this ____ day of ___________, ____.

Matthew Messinger

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